EXHIBIT 5.1

                                February 9, 2000


The Board of Directors of
Entrade Inc.
500 Central Avenue
Northfield, Illinois  60093

Ladies and Gentlemen:

         In my capacity as General Counsel of Entrade Inc. (the "Company"), I have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1 dated the date hereof (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 5,629,584 shares (the "Shares") of the Company's common stock (the "Common Stock"), which may be disposed of from time to time by the selling shareholders named in the Registration Statement.

         I have reviewed all corporate proceedings in connection with the preparation and filing of the Registration Statement. I have also examined the Company's Articles of Incorporation and Bylaws, as amended to date; the corporate minutes and other proceedings and records of the Company relating to the authorization, sale and issuance of the Shares; a Certificate of Good Standing of the Company issued by the Secretary of State of the State of
Pennsylvania; the forms of warrants issued to certain of the selling shareholders; the forms of agreements pursuant to which Shares or warrants were issued to selling shareholders; and such Company records, certificates and other documents and such matters of law as I have deemed necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, I have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of all such documents.

         Based solely upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized, and when the Registration Statement becomes effective under the Act, upon the due execution, counter signature and delivery of certificates representing the shares of Common Stock, and upon exercise of the applicable warrants, the Shares will be legally and validly issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and I further consent to the reference to me in the Registration Statement under the caption "Legal Matters."




                                              Sincerely,


                                              /s/ Anthony E. Rothschild